UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2021

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 Verint Systems Inc
(Exact name of registrant as specified in its charter)

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Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road
Melville,	New York	11747
(Address of principal executive offices, and zip code)

(631)	962-9600
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the consummation of the previously-announced spin-off (the “Spin-Off”) by Verint Systems Inc. (the “Company”) of its wholly-owned subsidiary, Cognyte Software Ltd. (“Cognyte”), into a separate, publicly-traded company, on January 18, 2021, Earl Shanks, a director of the Company, advised the Company of his intention to resign from the board of directors of the Company (the “Board”) upon, and subject to, the consummation of the Spin-Off, as part of his transition to the Cognyte board of directors. Mr. Shanks’s decision to conditionally resign from the Board was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Also in connection with Mr. Shanks’s transition to the Cognyte board of directors, the Board has accelerated the vesting of all 4,326 of Mr. Shanks’s unvested Company restricted stock unit awards which were otherwise scheduled to vest on April 8, 2021 to January 21, 2021, to enable the shares underlying such awards to participate in the Spin-Off.

Item 7.01 Regulation FD Disclosure.
On January 21, 2021, the Company disclosed presentation slides that will be used in certain investor relations presentations beginning on and after that date. Copies of the presentation slides are attached as Exhibit 99.1 hereto and are incorporated by reference in their entirety into this Item 7.01.

The presentation slides attached as Exhibit 99.1 hereto are being furnished herewith and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

99.1	Presentation Slides
104	Cover Page Interactive Data File (embedded within XBRL document)

Cautions About Forward-Looking Statements

This report contains forward-looking statements, including statements regarding the expected spin-off. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause the Company’s actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual results or conditions to differ materially from current expectations include, among others, the Company’s ability to successfully complete the planned spin-off of our Cyber Intelligence Solutions business, including the possibility that the spin-off transaction may not be completed in the expected timeframe or at all, that it will not achieve the benefits anticipated, or that it may negatively impact the Company’s operations or stock price, including as a result of management distraction from the Company’s business. The Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, its Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended October 31, 2020 and other filings the Company makes with the SEC.

Additional Information

For additional information with respect to Cognyte and the proposed spin-off, please refer to the Registration Statement on Form 20-F filed by Cognyte. The spin-off is subject to customary conditions, described in Cognyte’s Registration Statement on Form 20-F. This communication shall not constitute an offer of any securities for sale nor shall there be any offer, sale or distribution of securities in any jurisdiction in which such offer, sale or distribution would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	January 21, 2021

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Administrative Officer